The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-190198

Subject to Completion

Preliminary Prospectus Supplement

dated June 8, 2016

PROSPECTUS SUPPLEMENT
(To prospectus dated June 23, 2015)

ECOPETROL S.A.

US$          5.875% Notes due 2023

The 5.875% notes due 2023 (the “notes”) will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in the accompanying prospectus). The notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the US$1,300 million of our 5.875% notes due 2023 initially issued on September 18, 2013. The notes will have the same CUSIP and ISIN numbers assigned to such previously issued 2023 notes. Although we are 88.49% owned by the Republic of Colombia, or the Nation, the Nation is not liable for our obligations under the notes. The notes will be issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

The notes will mature on September 18, 2023 and will bear interest at the rate of 5.875% per annum. Interest on the notes will be payable on March 18 and September 18 of each year, beginning on September 18, 2016. We may redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity, at the redemption price set forth in “Description of the Notes—Optional Redemption—Optional Redemption with ‘Make-Whole’ Amount”. Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase the notes from holders at the repurchase price described herein.

We intend to apply to have the notes approved for listing on the New York Stock Exchange, or “the NYSE.”

Investing in the notes involves risks. See the “Risk Factors” sections of our Annual Report on Form 20F for the fiscal year ended December 31, 2015 (our “2015 Annual Report”), filed on April 29, 2016 with the Securities and Exchange Commission (the “SEC”), and beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Initial price to the public(1) :	%	US$
Underwriting discount:	%	US$
Proceeds, before expenses, to Ecopetrol:	%	US$

(1)	Plus accrued interest from March 18, 2016, the last interest payment date in respect of the original issuance of US$1,300 million of our 5.875% notes due 2023, to , 2016, the expected settlement date plus accrued interest, if any, subsequent to , 2016, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombia Stock Exchange (Bolsa de Valores de Colombia), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

The underwriters expect that the notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about             , 2016.

Joint Book-Running Managers

BofA Merrill Lynch	HSBC

The date of this prospectus supplement is                , 2016.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on July 26, 2013. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement we use the terms “Ecopetrol,” “we,” “us,” and “our” and similar words to refer to Ecopetrol S.A., a Colombian mixed economy company, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “US$”, “$” and “dollars” are to United States dollars. References to “Ps$” and “pesos” are to Colombian pesos.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are not guarantees of future performance and reflect our current expectations concerning future results, events, objectives, plans and goals and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: changes in international crude oil and natural gas prices; the results of drilling and exploration activities; future production rates; import and export activities; liquidity, cash flow and uses of cash flow; projected capital expenditures; dates by which certain areas will be developed or will come on-stream; allocation of capital expenditures to exploration and production activities; competition; limitations on our access to sources of financing; significant political, economic and social developments in Colombia and other countries where we do business; military operations, terrorist acts, wars or embargoes; regulatory developments, including regulations related to climate change; natural disasters; technical difficulties; the impact of any accidents occurring in our facilities or transportation network; the effect of lawsuits, regulatory examinations and investigations and other legal proceedings on our financial condition, results of operations or cash flows; and other factors described in our news releases and filings with the SEC, including our 2015 Annual Report and our periodic current reports on Form 6K and in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates of the respective documents, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Summary

This section summarizes key information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should carefully review the entire prospectus supplement, including the risk factors, the financial statements and the notes related thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Summaries in this prospectus supplement and the accompanying prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part are qualified in their entirety by reference to such documents.

Overview

We are the only vertically-integrated crude oil and natural gas company and the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. For the three months ended March 31, 2016 and 2015, we had total revenue of Ps$10.5 trillion and Ps$12.3 trillion, operating income of Ps$1.6 trillion and Ps$2.3 trillion, net income of Ps$610.9 billion and Ps$355.9 billion, respectively. For the years ended December 31, 2015 and 2014, we had total revenue of Ps$52.3 trillion and Ps$66.0 trillion, operating income of Ps$2.1 trillion and Ps$14.4 trillion, and net loss of Ps$6.3 trillion and net income of Ps$5.7 trillion, respectively. We are engaged in a broad range of oil and gas related activities, which cover the following areas of our operations:

•	Exploration and Production—encompasses crude oil and natural gas exploration and production and natural gas transportation activities. It also includes purchase of crude oil and gas from Agencia Nacional de Hidrocarburos and other third parties for resale. At December 31, 2015, we were the largest participant in the Colombian hydrocarbons industry with approximately 58% of crude oil production (according to calculations made by Ecopetrol based on information from the National Hydrocarbons Agency) and approximately 60% of natural gas production (according to calculations made by Ecopetrol based on information from the National Hydrocarbons Agency).

•	Refining and Petrochemicals—encompasses oil refining and producing a full range of refined products including gasoline, diesel, liquefied petroleum gas and heavy fuel oils, which are sold inter-company and to third parties locally and abroad. Additionally, this segment includes investments in four domestic petrochemical companies that produce aromatics, cyclohexane, paraffin waxes, lube base oils, solvents and other petrochemical products. We also have a 50% interest in Ecodiesel S.A., a refinery that processes palm oil for biofuels. At the moment we are in the process of building a refinery to produce ethanol from sugar cane.

•	Transportation—encompasses the transportation of crude oil and refined products, excluding natural gas, which as of June 2012 occurs mostly through our subsidiary Cenit. Cenit directly owns 46% of the total crude oil pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which Cenit owns an interest, Cenit owns 79% of the oil pipeline shipping capacity in Colombia.

History

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws which transformed us into a governmental agency, responsible for the production and administration of Colombia’s hydrocarbon resources.

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In order to make us more competitive, in 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy, which renamed us Ecopetrol S.A. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia (the “Colombian Stock Exchange” or the “BVC”), raising approximately Ps$5,723 billion and resulting in 483,941 new shareholders comprising 10.1% of our capital stock at such time. The second round of our equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately Ps$2.38 trillion. Out of the 219,054 investors participating in that round, 73% were new stockholders. In both rounds, funds obtained by us through the offerings were allocated to our investment plan.  In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock, as it has announced in recent years. We understand that our cooperation is necessary for the successful coordination of the Nation’s plans. Additionally, we could sell the remaining shares up to a 20% limit.

We are majority owned by the Republic of Colombia and our shares trade on the BVC under the symbol ECOPETROL. Additionally, since September 18, 2008, our American Depositary Receipts have been trading on the NYSE under the symbol “EC” and since August 2010 in the Toronto Stock Exchange under the symbol “ECP”. Our address is Carrera 13 No. 36-24 Bogota, Colombia and our telephone number is +571 234 4000. Our website is www.ecopetrol.com.co. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Our Strategic Plan

During the last decade Ecopetrol exhibited consistent growth that led it to consolidate its position as the largest corporation in Colombia and one of the 40 largest oil companies in the world (as reported in Energy Intelligence Top 100 2015). In May 2015 the board of directors of Ecopetrol (the “Board of Directors”) approved the 2015 – 2020 strategy, based on sustainable value creation and a more efficient operation of the assets of Ecopetrol and its subsidiaries (the “Ecopetrol Group”).

This strategy is aimed at fulfilling the expectations of Ecopetrol’s shareholders while enhancing the Ecopetrol Group’s environmental and compliance frameworks.

The key guidelines for this strategy are the following:

1.	Profitable Growth

•	Seek successful exploration activity by restructuring Ecopetrol’s portfolio, achieving better geographic diversification and decreasing risk through, with a focus on high-value oil and gas plays.

•	Focus production efforts on high priority mature fields and the development of projects to improve our recovery factor.

2.	Operational and Financial Excellence

•	Improve processes and innovate in order to operate more efficiently.

•	Perform under specified financial discipline parameters, making sure that the Ecopetrol Group’s resources are invested in projects that generate value and sustainable growth.

•	Maintain financial metrics within ranges that reflect long term sustainability, debt service capacity and cash generation capacity.

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3.	Business Development

•	Transform the organizational culture by creating a new collaborative environment and reinforcing human talent management.

•	Achieve comprehensive and effective project management in terms of cost and scheduling from the planning stage of a project through its completion.

•	Develop a comprehensive environmental framework, to compliment the needs of our business and communities.

•	Enforce a strong commitment to ethics and integrity across our business relations and our labor force.

To implement this strategy, during 2015 we designed and launched the 2015 – 2018 Transformation Program (the “Transformation Program”) comprised of eight key factors: efficiency, exploration, recovery factor, technology, projects, portfolio management, culture and leadership, and community relationships.

•	Efficiency: Ecopetrol expects to achieve cumulative structural savings through the implementation of best practices and a focus on high-value activities.

•	Exploration: Ecopetrol started a plan to reinforce its technical capabilities in exploration and will launch a capacity-building technology program in order to create sustainable value.

•	Recovery factor: Ecopetrol has structured a comprehensive program for the improvement of the oil recovery factor, which is currently 18%, which will maximize cash generation from current producing fields.

•	Technology: Ecopetrol expects to develop business technologies to compliment the Company’s strategy and to strengthen and streamline the Company’s information technology tools upon the capacities of Instituto Colombiano del Petroleo and the technical staff of the Company.

•	Project management: the Transformation Program includes a thorough review of project execution with the aim of optimizing capital allocation and ensuring that projects meet their budgets in terms of costs, time and profitability.

•	Portfolio management: the Company has a plan to generate cash by means of a dynamic portfolio rotation program to divest non-strategic assets and equity participations. For the period 2016 – 2017, we expect to raise funds between US$400 and US$900 million from these divestments.

•	Culture and leadership: the Transformation Program includes actions intended to (i) foster the corporate culture of Ecopetrol based on integrity, collaboration, creativity, care for life and operative and financial excellence and (ii) enhance its human talent and leadership.

•	Community relationships: the Transformation Program includes the implementation of a new relationship model focused on the long-term sustainability of Ecopetrol’s operations by strengthening the ability of government entities and local organizations to foster greater prosperity in regions where Ecopetrol operates and to build safe and environmentally sustainable environments.

In 2015, the Transformation Program led to structural cost savings of approximately US$800 million from the original budget. The main areas of cost savings were drilling and completion, crude dilution, transport, subsurface maintenance and fluid treatment, which represented 52% of savings, and supplies, services and technology, health, safety and environment (HSE) security and research and development, which represented 24% of savings.

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Consistent with this new corporate strategy in the long term, in December 2015 the Board of Directors approved a US$4,800 million investment plan for the year 2016. However, the most recent review of oil price scenarios and the prioritization of the project’s portfolio in order to protect the cash flow and the financial health of the Company led to an adjustment of the capital expenditures for 2016 under the investment plan, from US$4,800 million to a range between US$3,000 – US$ 3,400 million. The plan aims at achieving an annual average production between 710 and 720 thousand barrels of oil and gas equivalent per day, out of which approximately 92% would be contributed by Ecopetrol and the remainder by Ecopetrol’s subsidiaries and affiliates.

Ecopetrol is currently undertaking a process of reviewing the midterm goals of its corporate strategy in light of the complex international commodity price environment.

The current strategy seeks to achieve structural efficiencies that would increase Ecopetrol’s competitive levels to the highest international standards. In particular, Ecopetrol’s strategy, and the Transformation Program that supports it, have the goal of reinventing the Company in order to successfully compete in a challenging international environment.

Our long term growth prospects may depend on our ability to successfully implement and achieve the goals of our new strategy. See “Risk Factors—Risks Related to Our Business—Achieving our long term growth prospects depends on our ability to execute our strategic plan – specifically, the discovery and successful development of additional reserves” of our 2015 Annual Report.

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THE OFFERING

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, including the covenants and events of default contained in the indenture, see “Description of the Notes” in this prospectus supplement.

Issuer	Ecopetrol S.A.

The Notes	US$ aggregate principal amount of 5.875% notes due September 18, 2023. The notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the US$1,300 million of our 5.875% notes due 2023 initially issued on September 18, 2013.

Maturity	September 18, 2023.

Interest	The notes will bear interest from March 18, 2016, the last interest payment date in respect of the original issuance of the US$1,300 million of our 5.875% notes due 2023, at the rate of 5.875% per annum, payable semiannually in arrears on each interest payment date.

Interest Payment Dates	March 18 and September 18 of each year, commencing on September 18, 2016.

Repurchase of Notes upon a Change of Control Repurchase Event	We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes”) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts (as defined below) to but excluding the date of such purchase. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event” and “Risk Factors—Risk factors related to the notes—We may not be able to repurchase the notes upon a change of control repurchase event”.

Optional Redemption with “Make-Whole” Amount	We may redeem the notes in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 45 basis points, plus accrued interest on the principal amount of the notes to be redeemed and any Additional Amounts to but excluding the date of redemption. See “Description of the Notes—Optional Redemption— Optional Redemption with ‘Make-Whole’ Amount”.

Withholding Tax Redemption	In the event that, as a result of certain changes in law affecting Colombian withholding taxes, we become obliged to pay Additional Amounts, the notes will be redeemable, as a whole but not in part, at our option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Notes—Optional Redemption—Withholding Tax Redemption”.

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Ranking	The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in “Description of the Notes”. As of March 31, 2016, our External Indebtedness amounted to US$14.9 billion, all of which was unsecured debt, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate.

Use of Proceeds	We expect the net proceeds from the sale of the notes will be approximately US$ (after giving effect to underwriters’ discounts but before expenses). We intend to use the net proceeds for general corporate purposes, including capital expenditures.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.

Trustee	The Bank of New York Mellon.

Listing	We intend to have the notes approved for listing on the NYSE.

Governing Law	New York.

Risk Factors	Investing in the notes involves risks. See the “Risk Factors” sections of our 2015 Annual Report and beginning on page S-10 of this prospectus supplement for a description of certain risks you should consider before investing in the notes.

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SUMMARY SELECTED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary historical financial data, which have been derived from our unaudited interim condensed consolidated financial statements, presented in Pesos. The information included below and elsewhere in this prospectus supplement is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited interim condensed consolidated financial statements as of March 31, 2016 and December 31, 2015 and for the three-month periods ended March 31, 2016 and 2015 and the accompanying notes as filed with the Superintendency of Finance (Superintendencia Financiera de Colombia), for which an English translation is included in the current report on Form 6-K filed with the SEC on June 8, 2016 and incorporated by reference in this prospectus supplement.

Our consolidated financial statements for the years ended December 31, 2015 and 2014 included in the 2015 Annual Report and incorporated by reference in this prospectus supplement were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).  Our date of transition to IFRS was January 1, 2014. Such consolidated financial statements are our first financial statements prepared in accordance with IFRS.  Until December 31, 2014, we prepared our audited consolidated financial statements in accordance with Colombian Government Entity GAAP issued by the Contaduria General de la Nación with reconciliations to United States Generally Accepted Accounting Principles (“U.S. GAAP”). As required by IFRS 1—First Time Adoption of International Financial Reporting Standards— our financial position and results of operations for the year ended December 31, 2014 have been restated in accordance with IFRS. Note 35 to our consolidated financial statements included in the 2015 Annual Report contains an analysis of the presentation and disclosure effects of adopting IFRS and the effects on equity and net income for the fiscal year ended December 31, 2014 as of January 1 and December 31, 2014. The selected financial information for 2014 included in the 2015 Annual Report differs from the information we previously published for 2014, because it is presented in accordance with IFRS for comparative purposes, as required by IFRS 1. Following our adoption of IFRS, we are no longer required to reconcile our financial statements to U.S. GAAP.

Our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2016 and 2015 included in the current report on Form 6-K filed with the SEC on June 8, 2016 and incorporated by reference in this prospectus supplement were prepared in accordance with current reporting standards as in effect in Colombia (“Colombian IFRS”) (which is the accounting standard we use for local reporting purposes).

IFRS differs in certain significant respects from Colombian IFRS. As a result, our financial information presented under IFRS is not directly comparable to any of our financial information presented under Colombian IFRS. For a description of the differences between Colombian IFRS and IFRS (i) as it applies to our consolidated financial statements for the years ended December 31, 2015 and 2014, see “Financial Review—Summary of Differences between Internal Reporting (Colombian IFRS and IFRS)” in the 2015 Annual Report and (ii) as it applies to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2016 and 2015, see “Financial Review—Summary of Differences between Internal Reporting (Colombian IFRS and IFRS)” in the current report on Form 6-K filed with the SEC on June 8, 2016 and incorporated by reference in this prospectus supplement.

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	BALANCE SHEET (Colombian IFRS, consolidated)
	As of March 31,		As of December 31,
	2016(1)	2016	2015(2)
	(unaudited)		(audited)
	(US$ in thousands, except for common share and dividends per share amounts)	(Pesos in millions, except for common share and dividends per share amounts)
Assets
Current assets
Cash and cash equivalents	2,526,626	7,636,349	6,550,450
Trade and other receivables	1,025,552	3,099,578	3,427,412
Inventories	946,574	2,860,878	3,057,958
Tax assets	1,433,994	4,334,033	4,501,734
Equity instruments measured at fair value	343,552	1,038,334	913,488
Other financial assets	58,583	177,057	329,227
Other assets	343,494	1,038,159	1,090,324
Non-current assets held for sale	90,009	272,040	242,745
Total current assets	6,768,385	20,456,428	20,113,338

Long-term assets
Investments in associates and joint ventures	616,944	1,864,622	1,931,934
Trade and other receivables	207,441	626,958	584,571
Property, plant and equipment	20,940,761	63,290,309	65,030,814
Natural and environmental resources	7,930,622	23,969,116	24,043,297
Intangible assets	128,840	389,399	388,051
Deferred tax assets	2,740,318	8,282,200	7,961,968
Other financial assets	359,018	1,085,077	1,256,152
Goodwill	304,215	919,445	919,445
Other assets	286,193	864,975	766,380
Long-term assets	33,514,352	101,292,101	102,882,612

Total assets	40,282,737	121,748,529	122,995,950

Liabilities and Shareholders’ equity
Current liabilities
Loans and borrowings	1,687,625	5,100,592	4,573,620
Trade and other payables	1,684,054	5,089,800	7,757,277
Labor and pension plan obligations	422,122	1,275,801	1,392,266
Tax liabilities	1,249,232	3,775,615	2,803,559
Accrued liabilities and provisions	216,698	654,936	653,497
Other financial liabilities	2,239	6,766	101,319
Other liabilities	116,400	351,802	144,441
Liabilities related to assets held for sale	5,833	17,629	17,628
Total current liabilities	5,384,201	16,272,941	17,443,607

Long-term liabilities
Loans and borrowings	15,894,510	48,038,772	48,649,718
Trade and other payables	755	2,283	6
Labor and pension plan obligations	882,522	2,667,290	2,459,849
Deferred tax liabilities	1,264,483	3,821,709	3,303,004
Accrued liabilities and provisions	1,821,944	5,506,552	5,423,850
Other liabilities	142,932	431,992	484,148
Total long-term liabilities	20,007,146	60,468,598	60,320,575

Total liabilities	25,391,347	76,741,539	77,764,182

Shareholders’ equity	14,891,389	45,006,990	45,231,768

Total liabilities and shareholders’ equity	40,282,737	121,748,529	122,995,950

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$3,022.35 to US$1.00, which was the Representative Market Rate at March 31, 2016, as reported and certified by the Superintendency of Finance.
(2)	Our balance sheet as of December 31, 2015 is presented herein under Colombian IFRS and differs from our December 31, 2015 balance sheet included in the 2015 Annual Report, which was presented under IFRS. For a description of the differences between Colombian IFRS and IFRS as it applies to our consolidated financial statements for the years ended December 31, 2015 and 2014, see “Financial Review—Summary of Differences between Internal Reporting (Colombian IFRS and IFRS)” in the 2015 Annual Report.

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	INCOME STATEMENT (Colombian IFRS, consolidated, unaudited)
	For the three-month period ended March 31,
	2016(1)	2016	2015
	(US$ in thousands)	(Pesos in millions)

Revenue
Domestic sales	1,995,661	6,031,587	5,826,768
Foreign sales	1,473,362	4,453,016	6,474,087
Total revenues	3,469,023	10,484,603	12,300,855
Cost of sales	2,463,767	7,446,366	8,554,637
Gross profit	1,005,257	3,038,237	3,746,218
Operating expenses
Administration	267,958	809,863	819,030
Operating and projects	209,676	633,715	604,953
Other operating income and expenses, net	(1,482)	(4,479)	(35,613)
Operating income	529,104	1,599,138	2,357,848
Finance result, net
Financial income	38,465	116,255	205,814
Financial expenses	(290,086)	(876,740)	(561,236)
Foreign exchange (loss) gain, net	206,664	624,612	(1,174,852)
Finance result, net	(44,956)	(135,873)	(1,530,274)
Share of profit of associates and joint ventures	(9,072)	(27,418)	744
Income before income tax	475,076	1,435,847	828,318
Income tax	(272,949)	(824,947)	(472,376)
Net income for the period	202,127	610,900	355,942

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$3,022.35 to US$1.00, which was the Representative Market Rate at March 31, 2016, as reported and certified by the Superintendency of Finance.

The following table presents our operating data for the periods indicated:

	OPERATING DATA
	For the three-month period ended March 31,		For the year ended December 31,
	2016	2015	2015	2014
Refining
Capacity(1)	405.000	335.000	420,000	335,000
Throughput(1)	315.761	227.632	234,861	240,484
Capacity utilization rate	78%	68%	56%	72%

Proved reserves*
Crude oil(2)	NA	NA	1,239	1,465
Natural gas(3)	NA	NA	3,479	3,529
Total oil and natural gas proved reserves(4)	NA	NA	1,849	2,084

Production(5)
Oil	601	636	627	620
Gas	136	137	134	136
Total Production	737	773	761	755

Employees	10,555	11,048	10,765	11,076

(1)	In thousands of barrels per day (bpd) at December 31 or March 31, as the case may be. See “Business Overview—Refining and Petrochemicals—Refining” in the 2015 Annual Report.
(2)	In millions of barrels at December 31 or March 31, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2015 Annual Report.
(3)	In giga cubic feet (gcf) at December 31 or March 31, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2015 Annual Report.
(4)	In millions of barrels of oil equivalent (boe) at December 31 or March 31, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2015 Annual Report.
(5)	All production values are expressed in thousands of barrels of oil equivalent per day.

* Reserve data calculated at December 31; reserves information is calculated each year. Third parties audit 99% of our total proved reserves.

NA = Not Available

S-9

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and any documents incorporated by reference herein and, in particular, the risk factors described below, and in our 2015 Annual Report before deciding to invest in the notes. The risk factors described below and in our 2015 Annual Report are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risk factors related to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior unsecured and unsubordinated obligations that constitute our External Indebtedness. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Ecopetrol’s subsidiaries are separate and distinct legal entities from Ecopetrol. Ecopetrol’s subsidiaries have no obligation to pay any amounts due on the notes or to provide Ecopetrol with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans, guarantees or other payments. In addition, any payment of dividends, loans or advances by Ecopetrol’s subsidiaries could be subject to statutory or contractual restrictions. Payments to Ecopetrol by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Ecopetrol’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Ecopetrol is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Ecopetrol. As of March 31, 2016, Ecopetrol had outstanding indebtedness of Ps$39,327,219 and subsidiaries of Ecopetrol had additional outstanding indebtedness of Ps$13,812,145 which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate. As of March 31, 2016, and after giving effect to the issuance of the notes, Ecopetrol had outstanding indebtedness of Ps$                     and subsidiaries of Ecopetrol had additional outstanding indebtedness of Ps$13,812,145. None of the Ecopetrol indebtedness is secured, but the subsidiary indebtedness will rank effectively senior to the notes offered hereby.

The indenture does not restrict the amount of additional debt that we may incur or limit the granting of liens to secure indebtedness denominated in Pesos, and does not provide for cross acceleration of the notes to other indebtedness denominated in Pesos or for events of default in the event of insolvency or liquidation of any of our subsidiaries.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn. Furthermore, there are no limits to the liens we may grant to secure indebtedness denominated in Pesos. Therefore, payments under the notes will be effectively subordinated to any current or future secured Peso-denominated debt. In addition, the notes only cross accelerate to indebtedness which is not denominated in Pesos and do not contain as events of default the insolvency or liquidation of any of our subsidiaries. In addition, involuntary filings against Ecopetrol under the bankruptcy or insolvency laws of certain jurisdictions, if filed, would not constitute events of defaults under the indenture governing the notes.

S-10

Our credit ratings may not reflect all risks of your investments in the notes and may adversely affect the rating and price of the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

On January 18, 2016, our credit ratings were revised to Baa3 from Baa2 by Moody’s Investors Service.  Any further downgrade in or withdrawal of our corporate or debt ratings may adversely affect the rating and price of the notes.  We cannot assure investors that the rating of the notes or our corporate rating will continue for any given period of time or that the rating will not be further lowered or withdrawn.  This downgrade is not, and any further downgrade in or withdrawal of the ratings will not be, an event of default under the indenture.  An assigned rating may be raised or lowered depending, among other things, on the respective rating agency’s assessment of our financial strength.  In addition, a downgrade in the rating of the Republic of Colombia could also trigger a downgrade on our ratings as our rating is capped by the rating of the Republic of Colombia and the implicit support that can potentially be provided to the Company by the Republic of Colombia. On February 16, 2016, S&P revised the outlook of the Republic of Colombia to negative.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase event. Our failure to repurchase the notes upon a change of control repurchase event would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes are not able to effect service of process on us, our directors or executive officers within the United States, which may limit your recovery in any foreign judgment you obtain against us.

We are a sociedad de economía mixta organized under the laws of Colombia. All of our directors and executive officers reside outside the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons or to enforce against us or them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as exequatur. For a description of these limitations, see “Enforcement of Civil Liabilities.”

We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.

We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Moreover, you may not be able to enforce a judgment against us in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act. Under Colombian law, we are subject to sovereign immunity before the Colombian courts regarding some specific assets and legal proceedings. According to Colombian law these immunities cannot be waived, and you may not be able to enforce a judgment against us in Colombian courts with respect to those assets.

S-11

We are not required to disclose as much information to investors as a U.S. issuer is required to disclose.

We are subject to the reporting requirements of the Superintendency of Finance and the BVC. The corporate disclosure requirements that apply to us may not be equivalent to the disclosure requirements that apply to a U.S. issuer and, as a result, you may receive less information about us than you would receive from a U.S. issuer.

An active trading market for the notes may not be sustained and changes in the financial markets or interest rates could adversely affect the market prices of the notes.

Although we expect the notes offered hereby will be fungible with the US$1,300 million of our 5.875% notes due 2023 initially issued on September 18, 2013, for which a trading market currently exists, we cannot be certain such market will be sustained. We intend to apply to have the notes approved for listing on the NYSE. Additionally, while the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities in their sole discretion at any time without notice. In addition, their market-making activity will be subject to limits imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot assure you that any market for the notes will be sustained. If an active market is not sustained, the market price and liquidity of the notes may be adversely affected. If a market for the notes is not sustained, holders may not be able to resell the notes for an extended period of time, if at all. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

We may issue additional notes that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series from the notes offered hereby.

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the notes offered hereby.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to pledge the notes could be limited.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer or pledge the notes could be limited. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of notes in certificated form and will not be considered “holders” of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture and to transfer their interests in the notes. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

S-12

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes will be approximately US$                 (after giving effect to underwriting discounts but before expenses). We intend to use the net proceeds for general corporate purposes, including capital expenditures.

S-13

RATIO OF EARNINGS TO FIXED CHARGES

Ecopetrol’s ratio of earnings to fixed charges is calculated as follows:

Earnings comprise the amount resulting from adding and subtracting the following items:

+   Income before income tax and minority interest

-   Income from equity investees

+   Loss from equity investees

+   Fixed Charges

+   Amortization of capitalized interest

+   Distributed income of equity investees

-   Interest capitalized

Fixed Charges comprise the sum of the following:

+   Interest expensed and capitalized

+   Amortized premiums, discounts and capitalized expenses related to indebtedness

+   Estimate of the interest within rental expense

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for (i) the years ended December 31, 2015 and 2014 in accordance with IFRS and (ii) the three-month periods ended March 31, 2016 and 2015 in accordance with Colombian IFRS. See Annex A included in this prospectus supplement for the detailed calculation of our Ratio of Earnings to Fixed Charges.

	Year ended December 31,
	2015		2014
Ratio of earnings to fixed charges
IFRS	(1.24	)(1)(2)	8.53

	Three-month period ended March 31,
	2016	2015
Ratio of earnings to fixed charges
Colombian IFRS	2.70	2.23

(1)	The deficiency for the year ended December 31, 2015 in peso terms was Ps$5,829,815 million.

(2)	The ratio of earnings to fixed charges for the year ended December 31, 2015 was affected by the recognition of non-cash accounting items such as: (a) an impairment of non-current assets of Ps$7,864,875 million and (b) an unrealized loss on exchange rate differences of Ps$3,695,754 million. Without the effect of these two factors, our ratio of earnings to fixed charges for the year ended December 31, 2015 would be 3.2.

Source: Ecopetrol’s accounting records.

S-14

EXCHANGE RATES AND CONTROLS

Exchange Rates

On June 3, 2016, the Representative Market Rate was Ps$3,110.88 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The Superintendency of Finance calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last six months.

	Exchange Rates
	High	Low	Average	Period-End
December 2015	3,356.00	3,131.95	3,244.20	3,149.47
January 2016	3,375.80	3,149.47	3,270.20	3,287.31
February 2016	3,434.89	3,287.31	3,354.96	3,306.00
March 2016	3,319.80	3,022.35	3,128.79	3,022.35
April 2016	3,109.60	2,851.14	2,997.73	2,851.14
May 2016	3,069.17	2,833.78	2,993.51	3,069.17
June (through June 3) 2016	3,117.83	3,089.65	3,106.12	3,110.88

Source: Superintendency of Finance.

Exchange Controls

Colombia has not had exchange controls since 1991. However, the Colombian Government has periodically imposed capital controls, including deposit requirements for borrowers in foreign currency. As of the date of this prospectus supplement, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

S-15

CAPITALIZATION

The following table sets forth our capitalization: (i) on an actual basis based on our unaudited interim condensed consolidated financial statements as of March 31, 2016, prepared in accordance with Colombian IFRS; and (ii) on an adjusted basis to give effect to the completion of the offering and application of the proceeds, as described under “Use of Proceeds”, of approximately US$                     .

This table should be read in conjunction with the unaudited interim condensed consolidated financial statements as filed with the Superintendency of Finance (Superintendencia Financiera de Colombia), for which an English translation is included in the current report on Form 6-K filed with the SEC on June 8, 2016 and incorporated by reference in this prospectus supplement.

	As of March 31, 2016
	Actual, unaudited		As Adjusted
	(in thousands of US dollars)*	(in millions of Pesos)	(in thousands of US dollars)*		(in millions of Pesos)

Cash and cash equivalents	2,526,626	7,636,349		2,526,626		7,636,349
Short-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	67,861	205,101		67,861		205,101
Ecopetrol Bonds – USD Denominated(2)	498,316	1,506,085		498,316		1,506,085
Ecopetrol Syndicated Loans – COP Denominated(3)	76,801	232,121		76,801		232,121
Ecopetrol Syndicated Loans – USD Denominated(4)	43,683	132,024		43,683		132,024
Ecopetrol Commercial Loans – USD Denominated(5)	67,472	203,923		67,472		203,923
Bicentenario Syndicated Loan(6)	67,484	203,961		67,484		203,961
Propilco Commercial Loan(7)	29,746	89,902		29,746		89,902
Reficar Syndicated Loan(8)	349,669	1,056,822		349,669		1,056,822
ODL Syndicated Loan(9)	54,558	164,894		54,558		164,894
Ecopetrol Import Trade Operations(10)	272,018	822,133		272,018		822,133
Ecopetrol Bilateral Credit Agreement – COP Denominated(11)	37,157	112,302		37,157		112,302
Ocensa Bonds – USD Denominated(12)	20,000	60,447		20,000		60,447
BOMT(13)	6,424	19,415		6,424		19,415
Others(14)	96,436	291,462		96,436		291,462
Total short term liabilities – financial obligations	1,687,625	5,100,592		1,687,625		5,100,592
Long-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	595,110	1,798,630		595,110		1,798,630
Ecopetrol Bonds – USD Denominated(2)	8,220,458	24,845,100		8,220,458		24,845,100
Reopening of the 5.875% notes due 2023 offered hereby	-	-
Ecopetrol Syndicated Loans – COP Denominated(3)	551,931	1,668,128		551,931		1,668,128
Ecopetrol Syndicated Loans – USD Denominated(4)	1,880,693	5,684,111		1,880,693		5,684,111
Ecopetrol Commercial Loans – USD Denominated(5)	366,370	1,107,299		366,370		1,107,299
Bicentenario Syndicated Loan(6)	498,271	1,505,948		498,271		1,505,948
Reficar Syndicated Loan(8)	2,571,578	7,772,210		2,571,578		7,772,210
ODL Syndicated Loan(9)	138,988	420,069		138,988		420,069
Ecopetrol Bilateral Credit Agreement – COP Denominated(11)	294,043	888,700		294,043		888,700
Ocensa Bonds – USD Denominated(12)	483,910	1,462,545		483,910		1,462,545
BOMT(13)	38,487	116,321		38,487		116,321
Others(14)	254,673	769,711		254,673		769,711
Total long-term liabilities – financial obligations	15,894,510	48,038,772
Equity	14,891,389	45,006,990		14,891,389		45,006,990
Total capitalization(15)	$32,473,524	98,146,354	$		$

* Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$3,022.35 to US$1.00, which is the Representative Market Rate at March 31, 2016, as reported and certified by the Superintendency of Finance.

(1) Corresponds to local bonds issued in 2010 and 2013.

(2)	Corresponds to the 4.250% notes due 2018; 7.625% notes due 2019; 5.875% notes due 2023; 4.125% notes due 2025; 7.375% notes due 2043; the 5.875% notes due 2045; and the 5.375 % notes due 2026.
(3)	Corresponds to the loan we entered into with a syndicate of seven Colombian banks in May 2013 due in May 2025.
(4)	Corresponds to the international loan we entered into with a syndicate of eight international banks in February 2015 due in February 2020.

(5) Corresponds to international loans we entered into with four international banks under a US Eximbank Guaranteed Facility and a bilateral loan we entered into with The Bank of Tokyo-Mitsubishi UFJ, Ltd. in February 2016 due in February 2021.

(6)	Corresponds to the loan Oleoducto Bicentenario de Colombia S.A.S entered into with a syndicate of 11 local banks in July 2012 due in July 2024.
(7)	Corresponds to commercial loans with international banks.
(8)	Includes the following: (i) US Exim Direct Loan Agreement; (ii) Commercial Facility Agreement with three international banks; (iii) SACE Facility Agreement with three international banks; (iv) EKN Facility Agreement with one international bank; and (v) US Exim Guaranteed Facility with one international bank. These facilities are related to the modernization project of our subsidiary Refinería de Cartagena S.A. (“Reficar”).
(9)	Corresponds to the loan ODL Finance entered into with a syndicate of four Colombian banks in August 2013 due in August 2020.
(10)	Corresponds to US dollar financed remittance short term transactions carried out with local bank for the payment of imports.
(11)	Corresponds to a bilateral loan we entered into with Bancolombia S.A. in February 2016 due in February 2024.
(12)	Corresponds to the 4% notes due 2021 issued by Oleoducto Central S.A. due on 2021 issued under Rule 144A and Regulation S under the Securities Act.
(13)	Corresponds to a contract signed with Union Temporal Gas Gibraltar (Montecz S.A., Conequipos ING Ltda., Gasmocan S.A. and Twister BV) on September 19, 2008 for the purpose of financing, designing, purchasing equipment, supplies, construction, tests, operation and maintenance for a 15-year period of the surface facilities for the treatment of gas from the Gibraltar field owned by us in the amount of US$37 million.

S-16

(14)	Mainly corresponds to: commercial loans and a leasing transaction of Bioenergy; Securitization transaction of Oleoducto de los Llanos Orientales S.A. (ODL); commercial loans between Capital AG and the associated company Equion.
(15)	Includes total current liabilities – Financial obligations plus total long-term liabilities – financial obligations and equity.

Since March 31, 2016, there has not been any material change to our total capitalization aside from a bilateral credit agreement in the aggregate amount of US$300 million with Export Development Canada (EDC) due in May 2021, which we entered into on May 16, 2016.

S-17

DESCRIPTION OF THE NOTES

The following description of the terms of the notes replaces in its entirety the terms and provisions of debt securities and the indenture set forth in the accompanying prospectus.  In addition, we urge you to read the indenture relating to the notes because they will define your rights as holders of the notes.  Since the description of the terms of the notes in this prospectus supplement differs from the accompanying prospectus, you should rely exclusively on the information contained in this prospectus supplement and not on the information in the accompanying prospectus. You may obtain copies of the indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “indenture”). The indenture was amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (“amendment no. 1”). However, amendment no. 1 does not apply to our 5.875% notes due 2023, originally issued on September 18, 2013 and the additional issuance being offered hereby. Nevertheless it is important to note that the Colombian legal regime applicable to the exceptions to the waiver made by Ecopetrol to any immunity (including sovereign immunity) and described in Section 20 of the Indenture, has been amended. Article 177 of the Código Contencioso Administrativo and article 684 of the Código de Procedimiento Civil of Colombia are no longer in force and have been replaced by (i) articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012 and (ii) articles 593, 594 and 595 of Law 1564 of 2012 (Código General de Proceso), which entered into force on January 1, 2016, pursuant to the terms of Acuerdo No. PSAA15-10392, of October 1, 2015, issued by the Colombian Council of the Judiciary (Consejo Superior de la Judicatura). Therefore the legal regime currently in effect that governs Ecopetrol’s immunity under Colombian law is as stated herein and not as stated in the original indenture or the notes to be issued. However, it is important to note that such legal regime may be amended, complemented or substituted from time to time, and that the applicable regulation will be the one in force at the date that the suit, action, or proceeding against Ecopetrol is initiated or as established in the applicable regulation.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

The notes offered hereby are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the US$1,300 million of our 5.875% notes due 2023 initially issued on September 18, 2013. The notes will have the same CUSIP number assigned to such previously issued notes. On completion of this offering, US$                 aggregate principal amount of our 5.875% notes due 2023 will be outstanding.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt securities which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The notes due September 18, 2023, which are referred to in this prospectus supplement as the “notes”, will constitute an additional issuance of our 5.875% notes due 2023 and, together with our original issuance of US$1,300 million of 5.875% notes due 2023, will form a single series of senior notes under the indenture. The notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue further additional notes of the same series.

S-18

The notes will bear interest at the rate per annum shown above from the most recent date to which interest has been paid or duly provided for, payable semiannually on March 18 and September 18 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on September 18, 2016 to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the notes is September 18, 2023. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation” below, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Additional Amounts

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “—Withholding Tax Redemption” below.

Change of Control

We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-Entry Issuance

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration” below.

Book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

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Government Responsibility

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not and will not be responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration” below. In the case of certificated notes (which will only be issued in the circumstances described below under “—Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of US$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of the note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of the note will look only to Ecopetrol for payment.

Form, Denomination and Registration

The notes will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the notes represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the notes for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of notes take physical delivery of the notes in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the notes.

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The global notes representing the notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the notes, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of notes certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the notes, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the notes and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of notes under the depositary’s system must be made by or through direct participants, which will receive a credit for the notes on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of each new note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the notes will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

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To facilitate subsequent transfers, all global notes representing the notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the notes; the depositary’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the notes. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the notes will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

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Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest.  Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence.  Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

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The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.          Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.          Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.          Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.          Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.          Liens existing as of the date of the indenture;

6.          Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.          Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8.          Liens to secure the notes;

9.          Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary;

10.        Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

11.        Liens securing Internal Indebtedness;

12.        Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

13.        Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

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14.        Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

15.        Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries; and

16.        Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event.  Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or

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otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).         any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii).        any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).       any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).        any Tax imposed on a payment on the notes required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v).         any tax imposed as a result of any note being presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 30-day period);

(vi).        any Tax payable other than by withholding or deduction from payments of principal or of interest on the note; or

(vii).       any combination of the circumstances described in clauses (i) through (vi);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

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Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption with “Make-Whole” Amount

We will have the right to redeem the notes in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points plus accrued interest on the principal amount of the notes to be redeemed and any Additional Amounts to but excluding the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

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Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1.          default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

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2.          default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise;

3.          the notes, the indenture, or any part of those documents, ceases to be in full force and effect or binding and enforceable against Ecopetrol or it becomes unlawful for Ecopetrol to perform any material obligation under any of the foregoing documents to which it is a party;

4.          Ecopetrol contests the enforceability of the notes or the indenture, or denies that it has liability under any of the foregoing documents to which it is a party;

5.          default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

6.          any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$50.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

7.          the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of US$50.0 million (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

8.          Ecopetrol stops paying or admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

9.          the entry by a court having competent jurisdiction of:

(a)          a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)          a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)          a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol;

10.         the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action; and

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11.         a general moratorium is agreed or declared in respect of any Indebtedness of Ecopetrol.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (9) or (10) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (9) or (10) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.          Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the notes and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest on the notes; and

2.          all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding notes at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of notes. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding notes shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture shall be binding on all the holders of notes, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

1. change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, the notes;

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2. reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, the notes;

3. change the redemption provisions of the notes or adversely affect the right of repayment at the option of any holder of the notes;

4. change any obligation to pay the Additional Amounts described under “Certain Covenants —  Additional Amounts”;

5. change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to the notes is payable;

6. impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7. reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;

8. reduce the requirements for quorum or voting by holders of notes as provided in the indenture;

9. modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

10. modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture with respect to the notes, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to the notes; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the notes, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of notes in any material respect. Ecopetrol and the trustee, without the consent of any holders of the notes, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Listing

Ecopetrol intends to apply to have the notes approved for listing on the NYSE.

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Notices

All notices regarding the notes shall be valid if that notice is given to holders of notes in writing and mailed to each holder of notes.

While the notes are represented by the global notes deposited with the depositary, notices to holders may be given by delivery to the depositary, and such notices will be deemed to be given on the date of delivery to the depositary. The trustee will also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with Colombian Government Entity GAAP.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with Colombian Government Entity GAAP and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

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“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Colombian Government Entity GAAP” means accounting principles for Colombian state-owned entities issued by the National Accounting Office (Contaduría General de la Nación) and other applicable legal provisions in effect from time to time.

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with Colombian Government Entity GAAP.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“Indebtedness” of any Person means, without duplication:

(1) any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

(2) any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

(3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the notes is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

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“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the notes with respect to principal (and premium, if any) and interest to the date of the deposit (if the notes have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of the notes of or within any series of notes pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

•	to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes and other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from its obligations with respect to the notes under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the notes (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, of (i) an amount in Dollars, in which such notes, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such notes and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the notes with respect to principal (and premium, if any) and interest to the date of the deposit (if the notes have become due and payable) or to the maturity thereof, as the case may be.

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Such a trust may only be established if, among other things,

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

•	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the notes are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the notes after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the notes are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

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Currency Indemnity

Ecopetrol has agreed that, if a judgment or order made by any court for the payment of any amount in respect of the notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Ecopetrol will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Ecopetrol’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Ecopetrol will submit to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

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TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes.  Except where otherwise noted, this discussion applies only to U.S. Holders (as defined below) of notes that purchase the notes at the initial issue price indicated on the cover of this prospectus supplement and that hold the notes as “capital assets” (generally, property held for investment).  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed U.S. Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations.

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and holders are urged to consult their own tax advisors regarding their specific tax situations.  The discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including, for example:

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

•	banks or other financial institutions;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	U.S. expatriates; or

•	holders that hold the notes as part of a hedge, straddle, conversion or other integrated transaction.

Further, this discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, Medicare tax on net investment income consequences or any state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes.

As used herein, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under current U.S. Treasury regulations to be treated as a U.S. person.

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If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership.  Such partner or partnership should consult its own tax advisor as to the consequences to it of acquisition, ownership and disposition of the notes.

Characterization of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes.  Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are ‘‘contingent payment debt instruments’’ for U.S. federal income tax purposes.  If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes would likely be different from the consequences discussed herein.  Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments.  Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired.  The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Qualified Reopening

If, as anticipated, the public offering price of the notes indicated on the cover of this prospectus supplement is greater than 98.25%, we intend to treat the notes offered hereby as issued with no more than de minimis original issue discount (“OID”) and thus pursuant to a “qualified reopening” of the 5.875% notes due 2023 initially issued on September 18, 2013 (the “Existing Notes”).  For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments.  Under the treatment described in this paragraph, all of the notes offered hereby will be deemed to have the same issue date and the same issue price as the Existing Notes.  Further, under the de minimis OID rule, the amount of OID is treated as zero and any gain attributable to de minimis OID on sale, exchange or other disposition of the notes is treated as capital gain if the notes are held as capital assets.

U.S. Holders

Stated Interest

Payments of stated interest to a U.S. Holder on a note, including any amount withheld in respect of any taxes and any Additional Amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.  In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes and generally will constitute “passive category” income for most U.S. Holders.  Subject to generally applicable restrictions and conditions (including a minimum holding period requirement), a U.S. Holder generally will be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes.  Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.  The rules governing the foreign tax credit are complex.  U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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A portion of the price paid for the notes offered hereby will be allocable to unpaid stated interest that “accrued” from March 18, 2016 to the date such notes are sold pursuant to this offering (the “Pre-Issuance Accrued Stated Interest”).  We intend to treat a portion of the first stated interest payment on the notes offered hereby in an amount equal to the Pre-Issuance Accrued Stated Interest as a return of the Pre-Issuance Accrued Stated Interest and not as an amount payable on such notes.  Amounts treated as a return of the Pre-Issuance Accrued Stated Interest should not be taxable to a U.S. Holder when received. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax treatment of the Pre-Issuance Accrued Stated Interest.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including a redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the note.  A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder  minus any Pre-Issuance Accrued Stated Interest.  Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition.  Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains.  The deductibility of capital losses is subject to limitations under the Code.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.  If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign income tax, a U.S. Holder may not be able to credit such tax against its U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code (because such gain generally would be U.S. source income) unless such income tax can be credited (subject to applicable limitations) against U.S. federal income tax due on other income that is treated as derived from foreign sources.  Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to payments of principal of, and interest on, a note and to proceeds of the sale or redemption of a note, to U.S. Holders.  Information reporting generally will apply to payments of principal of, and interest on, notes (including Additional Amounts), and to proceeds from the sale or redemption of notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient).  Backup withholding will be required on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax.  A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

In addition, certain U.S. Holders must report information relating to an interest in the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions).  U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the notes.

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The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of notes.  Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences in their particular situations.

Certain Colombian Tax Considerations

The following summarizes certain Colombian tax considerations that may be relevant to you if you invest in the notes.  This summary is based on laws, regulations, rulings and decisions now in effect in Colombia and may change.  Any change could apply retroactively and could affect the continued validity of this summary.

Under current Colombian law payments of principal and interest on the notes are not subject to Colombian income or withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.  In addition, gains realized on the sale or other disposition of the notes will not be subject to Colombian income withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.

So long as the holders of the notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the notes.

This summary does not describe all of tax the considerations that may be relevant to you or your situation, you should consult your tax adviser about the tax consequences of holding the notes.

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UNDERWRITING

HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as underwriters (the “underwriters”).  Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes (the “notes”), set forth opposite its name below.

Underwriter	Principal Amount of the notes
HSBC Securities (USA) Inc.	US$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$
Total	US$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased.  If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased, we may procure additional underwriters, or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.  The underwriters may offer and sell the notes through certain of their respective affiliates.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement.  Any notes sold to securities dealers may be sold by the underwriters, without our involvement, at a discount from the public offering price less a concession not in excess of             % of the principal amount of the notes.  After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at US$            and are payable by us.

Trading Market for the Notes

We intend to apply to have the notes approved for listing on the New York Stock Exchange.  We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering.  However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.  We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will be sustained.  If an active public trading market for the notes cannot be sustained, the market price and liquidity of the notes may be adversely affected.  If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

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Settlement

We expect that delivery of the notes will be made to investors on or about          , 2016, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”).  Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes prior to the third business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.  Purchasers of the notes who wish to trade the notes prior to the third business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by us and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market.  These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering.  The underwriters must close out any short position by purchasing notes in the open market.  A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.  As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.  In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.  Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.  Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such short positions could adversely affect future trading prices of the notes offered hereby.  The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Notice to Prospective Investors in Colombia

The notes have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations.  Furthermore, foreign financial entities must abide by the terms of Decree 2555 of 2010 and Regulation 029 of 2014 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the notes to their Colombian clients.

Notice to Prospective Investors in Brazil

Neither the notes, nor their offer for sale, have been, or will be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM). The notes may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Notice to Prospective Investors in Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the SVS, the notes may be privately offered in Chile to certain “qualified investors” identified as such by Rule 336 (which in turn are further described in Rule N°. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	The date of commencement of the offer is June , 2016. The offer of the notes is subject Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or the “SVS”);

2.	The subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the SVS, nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS, due to the notes not being subject to the oversight of the SVS;

3.	Since the notes are not registered in Chile there is no obligation by the issuer to make publicly available information about the notes in Chile; and

4.	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry of the SVS.

Información a los Inversionistas Chilenos

De conformidad con la ley N° 18.045, de mercado de valores y la Norma de Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Superintendencia de Valores y Seguros de Chile (la “SVS”), los bonos pueden ser ofrecidos privadamente a ciertos “inversionistas calificados”, a los que se refiere la NCG 336 y que se definen como tales en la Norma de Carácter General N° 216, de 12 de junio de 2008, de la SVS.

La siguiente información se proporciona a potenciales inversionistas de conformidad con la NCG 336:

1.	La oferta de los bonos comienza el de junio de 2016, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la SVS;

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2.	La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de esa Superintendencia;

3.	Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre los mismos; y

4.	Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Peru

The notes and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the notes and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the notes before or after their acquisition by prospective investors.  The notes and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores) and the notes have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive.

•	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters nominated by the issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall result in a requirement for the publication by Ecopetrol or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive, the expression “Prospectus Directive” means Directive 2003/71/EU (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Notice to Prospective Investors in the United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).  This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

In relation to the United Kingdom, each underwriter has represented and agreed that:

1.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to Ecopetrol; and

2.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute an offer or solicitation to purchase or invest in the notes described herein in Switzerland. The notes may not be offered, sold or advertised, directly or indirectly, to the public in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus pursuant to the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be distributed, or otherwise made available, to the public in Switzerland. Each underwriter has, accordingly, represented and agreed that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, notes to the public in, into or from Switzerland, and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, this prospectus supplement or any other offering or marketing material relating to the notes to the public in Switzerland.

Notice to Prospective Investors in the Netherlands

This prospectus supplement and the accompanying prospectus have not been and will not be approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten) in accordance with Article 5:2 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). The notes will only be offered in the Netherlands to qualified investors (gekwalificeerde beleggers) as defined in Article 1:1 of the Dutch Act on Financial Supervision.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”).  This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA.  It must not be delivered to, or relied on by, any other person.  The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.  The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement.  The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the notes offered should conduct their own due diligence on the notes.  If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

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Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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ENFORCEMENT OF CIVIL LIABILITIES

Ecopetrol is organized under the laws of Colombia.  Ecopetrol’s directors and most of its executive officers and controlling persons named in this offering memorandum are residents of Colombia, and substantially all of their assets are located outside the United States.  Although Ecopetrol will appoint an agent for service of process in the United States, it may not be possible for you to effect service of process within the United States upon such persons or Ecopetrol, including with respect to matters arising under federal securities laws of the United States, or to enforce against such persons or Ecopetrol judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws.

Ecopetrol has been advised by Brigard & Urrutia S.A.S., its Colombian counsel, that the Colombian Supreme Court of Justice will enforce a U.S. judgment predicated on the U.S. securities laws through a proceeding known under Colombian law as exequatur.  The Colombian Supreme Court of Justice will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the following requirements set forth in Articles  605 through 607 of Law 1564 of 2012 (Código General del Proceso), which entered into force on January 1, 2016, pursuant to the terms of Acuerdo No. PSAA15-10392, of October 1, 2015, issued by the Colombian Council of the Judiciary (Consejo Superior de la Judicatura):

1.            a treaty or convention exists between Colombia and the country where the judgment was granted relating to the recognition and enforcement of foreign judgments or, in the absence of such treaty or convention, there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.            the foreign judgment does not relate to “in rem” rights vested in assets that were located in Colombia at the time the suit was filed;

3.            the foreign judgment does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

4.            the foreign judgment, in accordance with the laws of the country in which it was rendered, is final and not subject to appeal;

5.            a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Colombia;

6.            the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

7.            no proceedings are pending in Colombia with respect to the same subject matter, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter;

8.            in the proceedings commenced before the foreign court that issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and was given an opportunity to defend itself against the action; and

9.            the legal requirements pertaining to the exequatur proceedings have been observed.

We cannot assure you that a Colombian court would enforce a judgment issued by a U.S. court with respect to the notes based on U.S. securities laws.  In addition, certain remedies available under provisions of the U.S.  securities laws may not be admitted or enforced by Colombian courts.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters.  However, Colombia is a party to international treaties such as the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.  Pursuant to law 1563 of  2012, international arbitral awards issued in Colombia are not subject to exequatur or recognition proceedings.

S-47

The Supreme Court of Colombia has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court.  However, such enforceability decisions are considered by the Colombian Supreme Court of Justice on a case-by-case basis.

Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts.  In the course of the exequatur proceedings, both the plaintiff and the defendant are afforded the opportunity to request that evidence be collected in connection with the requirements listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws.  See “Risk Factors – We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.”

S-48

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, current reports and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement.  Information that we subsequently file with the SEC will automatically update and supersede this information.  We incorporate by reference:

•	our 2015 Annual Report;

•	our Current Report on Form 6-K furnished to the SEC on June 7, 2016, containing a description of our new hedging strategy in respect of exchange rate risk; and

•	our Current Report on Form 6-K furnished to the SEC on June 8, 2016, containing an English translation of our unaudited interim condensed consolidated financial statements for the three-month periods ended March 31, 2016 and 2015 and at March 31, 2016 and December 31, 2015 as filed with the Superintendency of Finance (Superintendencia Financiera de Colombia) and a discussion and analysis of our results of operation and financial condition for the first three months of 2016;

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at:  Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, Attention:  Claudia Trujillo, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus.  To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

S-49

LEGAL MATTERS

Unless otherwise indicated, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the notes and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the notes.  The validity will also be passed upon for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, the underwriters’ United States counsel, and Gómez-Pinzón Zuleta Abogados S.A.S, who will pass upon certain legal matters governed by Colombian law with respect to the notes.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ending December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The summary reports of Ryder Scott and DeGolyer and MacNaughton, independent petroleum engineering consultants, referenced in the 2015 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

S-50

ANNEX A -

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Ecopetrol’s ratio of earnings to fixed charges for (i) the years ended December 31, 2015 and 2014 in accordance with IFRS and (ii) the three-month period ended March 31, 2016 and 2015 in accordance with Colombian IFRS (expressed in millions of pesos).

	For the year ended December 31,			For the three-months period ended March 31,
Period	2015		2014	2016	2015
	(IFRS, Audited)			(Colombian IFRS, Unaudited)
Income before income tax and minority interest	(5,578,626)		11,104,428	1,435,847	828,318
Income (loss) from equity investees	(46,687)		166,070	(27,418)	6,334
Pre-tax income from continuing operations before adjustment for income or loss from equity investees	(5,531,939)		10,938,358	1,463,266	821,984

Fixed Charges
Interest expensed and capitalized	2,498,110		1,385,601	799,573	515,425
Amortized premiums, discounts and capitalized expenses related to indebtedness	14,935		9,374	4,538	5,002
Estimate of the interest within rental expense	89,912		74,959	16,487	18,433
Total Fixed Charges	2,602,957		1,469,934	820,598	538,860
Amortization of capitalized interest	114,112		107,612	35,348	25,782
Distributed income of equity investees	332,438		667,014	35,762	37,438
Total added items	(2,482,432)		13,182,918	2,354,974	1,424,064
Interest capitalized	744,426		640,698	137,021	223,640
Total subtracted items	744,426		640,698	137,021	223,640
Total Earnings	(3,226,858)		12,542,220	2,217,953	1,200,424

Total Ratio of Earnings to Fixed Charges	(1.24	)(1)(2)	8.53	2.70	2.23

_____________

(1)	The deficiency for the year ended December 31, 2015 in peso terms was Ps$5,829,815 million.

(2)	The ratio of earnings to fixed charges for the year ended December 31, 2015 was affected by the recognition of non-cash accounting items such as: (a) an impairment of non-current assets of Ps$7,864,875 million and (b) an unrealized loss on exchange rate differences of Ps$3,695,754 million. Without the effect of these two factors, our ratio of earnings to fixed charges for the year ended December 31, 2015 would be 3.2.

Source:  Ecopetrol’s accounting records.

A-S-1

PROSPECTUS

Ecopetrol S.A.

ORDINARY SHARES

PREFERRED SHARES

DEBT SECURITIES

GUARANTEED DEBT SECURITIES

_______________

We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis.  We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials.  The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials.  You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the securities.

Our ordinary shares are listed on the Bolsa de Valores de Colombia under the symbol “ECOPETROL.”  Our ordinary shares in the form of American Depository Receipts are listed on the New York Stock Exchange under the symbol “EC” and the Toronto Stock Exchange under the symbol “ECP.”

_______________

Investing in our securities involves risks.  You should carefully read the risks that are described in the “Risk Factors” section beginning on page 1 of this prospectus, in the “Risk Factors” section of our Annual Reports on Form 20F filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_______________

The date of this prospectus is June 23, 2015.

 i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you.  We have not authorized anyone else to provide you with different information.  We are not making an offer of any securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of  a security.

This prospectus is part of an “automatic shelf” registration statement on Form F3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered.  The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus.  The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials.  You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision.  This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information.  As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States.  You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference room.  Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of the securities:

•	our Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 28, 2015, which we refer to as the “2014 Annual Report”;

•	our Current Report on Form 6-K furnished to the SEC on June 23, 2015, containing a copy of our unaudited consolidated financial statements as of March 31, 2015 and for the three month periods ended March 31, 2015 and 2014 and a discussion and analysis of our results of operation and financial condition for the first quarter of 2015; and

•	the description of our common stock contained in our registration statement on Form 20-F filed with the SEC on September 12, 2008.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 3624, Bogotá, Republic of Colombia, telephone (571) 2345190, Attention: Claudia Trujillo, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forwardlooking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, “reach”, “seek”, “contemplate” and “achieve”, among other similar expressions, are understood as forward-looking statements. These factors may include the following:

•	Drilling and exploration activities

•	Future production rates

•	Import and export activities

•	Liquidity, cash flow and uses of cash flow

•	Projected capital expenditures

•	Dates by which certain areas will be developed or will come on-stream

•	Allocation of capital expenditures to exploration and production activities

Actual results are subject to certain factors out of the control of the Company and may differ materially from the anticipated results. These factors may include the following:

•	Changes in international crude oil and natural gas prices

•	Competition

•	Limitations on our access to sources of financing

•	Significant political, economic and social developments in Colombia and other countries where we do business

•	Military operations, terrorist acts, wars or embargoes

•	Regulatory developments, including regulations related to climate change

•	Technical difficulties

•	Other factors discussed in this prospectus as “Risk Factors”

Most of these statements are subject to risks and uncertainties that are difficult to predict. Therefore, our actual results could differ materially from projected results. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

THE COMPANY

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first bylaws which transformed us into a governmental agency, responsible for the production and administration of Colombia’s hydrocarbon resources. In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia or BVC, raising approximately Ps$5,723 billion and resulting in 482,941 new shareholders comprising 10.1% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange under the symbol “EC.”. In addition, on August 13, 2010, our ADSs began trading on the Toronto Stock Exchange under the symbol “ECP.”

Our principal offices are located at Carrera 13 No. 36-24, Bogota, Colombia and our telephone number is +571 234 4000.

Please read Section 3: “Business Overview” in our 2014 Annual Report incorporated by reference herein for further information on our Company.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our 2014 Annual Report, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

Ecopetrol’s ratio of earnings to fixed charges is calculated as follows:

Earnings comprise the amount resulting from adding and subtracting the following items:

+   Income before income tax and minority interest

-   Income from equity investees

+   Loss from equity investees

+   Fixed Charges

+   Amortization of capitalized interest

+   Distributed income of equity investees

-   Interest capitalized

Fixed Charges comprise the sum of the following:

+   Interest expensed and capitalized

+   Amortized premiums, discounts and capitalized expenses related to indebtedness

+   Estimate of the interest within rental expense

For the years ended December 31, 2014, 2013, 2012, 2011 and 2010, we calculate this ratio under Colombian Government Entity GAAP. Note 33 to our consolidated financial statements included in our 2014 Annual Report, which is incorporated by reference in this prospectus, contains a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited financial statements.

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 in accordance with Colombian Government Entity GAAP and U.S. GAAP. See Annex A to the prospectus supplement contained herein for the detailed calculation of our Ratio of Earnings to Fixed Charges.

	Fiscal Year ended December 31,
	2014	2013	2012(1)(2)	2011(1)(2)	2010(1)(2)
Ratio of earnings to fixed charges
Colombian Government Entity GAAP	10.43	17.41	16.65	36.63	23.51
U.S. GAAP	10.71	19.45	17.30	37.37	27.46

Source: Ecopetrol’s financial statements

(1)	The ratio of earnings for the years ended December 2012, 2011 and 2010 under Colombian Government Entity GAAP have been revised from the ratios reported in Ecopetrol’s registration statement on Form F-3 filed with the SEC on July 26, 2013 (File No. 333-190198) due to a correction made in the calculation of our ratio of earnings to fixed charges, which principally affected our interest expensed and capitalized.
(2)	The ratio of earnings for the years ended December 2012, 2011 and 2010 under U.S. GAAP have been revised from the ratios reported in Ecopetrol’s registration statement on Form F-3 filed with the SEC on July 26, 2013 (File No. 333-190198) due to a correction made in the calculation of our ratio of earnings to fixed charges, which principally affected our interest expensed and capitalized.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the Company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the Company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

THE OFFER AND LISTING

Offer and Listing Details

American Depositary Receipts

We entered into a deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of American Depository Receipts or ADRs evidencing American Depository Shares or ADSs. Each of the ADSs will represent 20 of our common shares or evidence of the right to receive 20 of our common shares.

On September 12, 2008, we submitted to the SEC an application to register our company and to register and list our ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. Our ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008. In addition, on August 13, 2010, our ADSs began trading on the Toronto Stock Exchange under the symbol “ECP.”

Common Shares

In August 2007, we conducted an initial public offering of 10.1% of our common shares in Colombia. As a result of such offering, our common shares trade on the BVC under the symbol ECOPETROL.

The second round of the equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately Ps$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In addition, 87% of the offering was allocated to retail investors and the remaining 13% to institutional investors. Funds obtained by us from this offering were used in to the company’s investment plan.

In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock. We understand that our cooperation is necessary for the successful coordination of the Nation’s process.

Price Information

Information regarding the high and low closing prices for our shares on the BVC and our ADRs on the NYSE for any relevant periods will be provided in supplements to this prospectus or other offering materials relating to an offering of our securities.

Plan of Distribution

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering materials. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, all securities offered by this prospectus, other than our common stock that is listed on the BVC, the New York Stock Exchange and the Toronto Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering materials, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Markets

Information concerning the markets on which the securities which may be offered pursuant to this prospectus are traded is incorporated by reference to the 2014 Annual Report.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information any relevant dilution of our shares as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

ADDITIONAL INFORMATION

Share Capital

Ecopetrol’s authorized capital amounts to $15,000,000, and is comprised of 60,000,000,000 ordinary shares at a par value of $250 pesos 41,116,698,456 of such shares have been subscribed represented by 11.51% of non-controlling interest and 88.49% held by Government entities. The value of the reserve shares amounts to $4,720,825 comprised by 18,883,301,544 shares. At March 31, 2015, subscribed and paid-in capital amounts to $10,279,175. Under Colombian law, a company may keep authorized amounts of shares in reserve to facilitate future issuances and avoid an additional authorization of the general shareholders’ meeting.

On March 26, 2015, the General Stockholders’ Meeting approved the capitalization of occasional reserves of Ecopetrol S.A. for $14,760,892 through the mechanism of increase of face value. Upon completion of the relevant processes in the second quarter, the face value of the shares will be $609 pesos per share and the subscribed and paid capital will amount to $25,040,067. This capitalization of reserves did not modify the number of ordinary registered shares.

Memorandum and Articles of Association

A translation of our amended and restated by-laws is included as Exhibit 3.1 to our registration statement on Form F-3 dated July 26, 2013 and incorporated by reference herein.

Material Contracts

A summary of our material contracts is incorporated by reference to the 2014 Annual Report.

Exchange Controls

Information on Colombian exchange controls is incorporated by reference to the 2014 Annual Report.

Taxation

The material Colombian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Dividends and Paying Agents

All our common shares rank pari passu in right of payment of dividends and distributions upon liquidation. According to Colombian law and our bylaws, the ordinary shareholders’ meeting determines the allocation of distributable profits as dividends for the preceding fiscal year. The ordinary shareholders’ meeting must be held within three months following the end of the fiscal year.

Once profits are declared, we are obliged under Colombian law to subtract the following amounts from our net profits:

•	first, an appropriation is made for the payment of income tax for the corresponding fiscal year;

•	second, an amount equivalent to 10% of net profits is set aside to build up the legal reserve until that reserve is equal to at least 50% of the outstanding capital;

•	third, in case there were losses in prior years, the balance is used to offset such losses; and

•	fourth, the remaining amount will serve as the base for the dividends that are to be distributed and paid.

Pursuant to Colombian law, the vote of at least 78% of the shares represented entitled to vote is required to approve the distribution of less than 50% of the annual net profits. If the sum of all legal reserves (statutory, legal and optional) exceed the amount of the outstanding capital, the Company must distribute at least 70% of the annual net profits.

Colombian law provides that any dividend payable in stock requires the approval of at least 80% of the shares present at a shareholders’ meeting. If such majority is not obtained, shares may be distributed as dividends to the shareholders accepting stock dividends payment.

To the extent that we declare and pay dividends, owners of ADSs on the relevant record date will be entitled to receive dividends payable in respect of shares underlying the ADSs, subject to the terms of the relevant deposit agreement. Cash dividends may be paid to the depositary in Pesos and, except as otherwise described under “Description of Securities – Description of Ordinary Shares”, are converted into U.S. dollars by the depositary.

Pursuant to Colombian law, our ex-dividend date is ten business days prior to the payment date. Our dividend paying agent is DECEVAL (the registrar for the BVC).

The following table sets forth the dividends per share declared by our Board of Directors and paid, or to be paid, in Pesos for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. As additional information for the reader, we present these values in U.S. dollars.

Fiscal Year	Month and Year of Payment	Dividend Recipients	Total Dividend per Share (in Ps$)	Total Dividend per Share (in US$)(1)

2014	June 2015(2)(10)	Minority Shareholders	133.00	TBD
	October 2015(3)(10)	Nation	38.00	TBD
	November 2015(3)(10)	Nation	38.00	TBD
	December 2015(3)(10)	Nation	38.00	TBD
	December 2015 or January 2016(3)(10)	Nation	19.00	TBD

2013	April 2014(4)	Minority Shareholders	260.00	0.134
	July 2014(5)	Nation	27.00	0.015
	August 2014(5)	Nation	46.00	0.24
	September 2014(5)	Nation	46.00	0.23
	October 2014(5)	Nation	46.00	0.23
	November 2014(5)	Nation	46.00	0.23
	December 2014 (5)	Nation	16.00	0.007
	December 2014(5)	Nation	16.00	0.007
	December 2014(5)	Nation	15.00	0.006

2012	April 2013(6)	Minority Shareholders	291.00	0.16
	April 2013(7)	Nation	43.42	0.02
	September 2013(7)	Nation	43.42	0.02
	October 2013(7)	Nation	43.42	0.02
	November 2013(7)	Nation	43.42	0.02
	December 2013(7)	Nation	81.30	0.04
	January 2014(7)	Nation	36.00	0.02

2011	April 2012(8)	Minority Shareholders	300.00	0.17
	April 2012(9)	Nation	96.19	0.05
	July 2012(9)	Nation	96.19	0.05
	January 2013(9)	Nation	107.61	0.06

2010	April 2011	Nation and Minority Shareholders	49.00	0.03
	July 2011	Nation and Minority Shareholders	48.00	0.03
	October 2011	Nation and Minority Shareholders	48.00	0.03

n.m.= Not meaningful.

(1)	Amounts in U.S. dollars have been translated at the Representative Market Rate for the last business day of the month in which dividends were paid as calculated and certified by the Superintendency of Finance. These amounts are only presented for information. Dividends are paid in Pesos.
(2)	Total Dividend per Share declared for the year 2014 that corresponds to the minority holders and which will be paid in its entirety in June 2015.
(3)	Total Dividend per Share declared for the year 2014 that corresponds to National Government and will be paid in four installments during 2015 and 2016. The first payment will be distributed on October 23, 2015.
(4)	Total Dividend per Share declared for the year 2013 that corresponds to the minority holders and which was paid in its entirety on April 2014.
(5)	Total Dividend per Share declared for the year 2013 that corresponds to National Government and was paid in eight installments distributed on July 16, 2014, August 11, 2014, September 8, 2014, October 8, 2014, November 10, 2014, December 9, 2014, December 15, 2014 and December 22, 2014.
(6)	Total Dividend per Share declared for the year 2012 that corresponds to the minority holders and which was paid in its entirety in April 15, 2013.
(7)	Total Dividend per Share declared for the year 2012 that corresponds to National Government and was paid in seven payments distributed in April 15, 2013, September 16, 2013, October 16, 2013, November 14, 2013, December 6, 2013, December 27, 2013, and January 3, 2014.
(8)	Total Dividend per Share declared for the year 2011 that corresponds to the minority holders and which was paid in its entirety in April 2012.
(9)	Total Dividend per Share declared for the year 2011 that corresponds to National Government and which was paid in three payments distributed in April 2012, July 2012 and January 2013.
(10)	Estimated month of payment.

DESCRIPTION OF THE SECURITIES

Description of the Ordinary Shares evidenced by American Depository Shares

JPMorgan Chase Bank, N.A., as depositary or the Depositary will issue the ADSs. Each ADS will represent an ownership interest in 20 shares which will be deposited with the custodian, as agent of the Depositary, under the deposit agreement among ourselves, the Depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which they have not distributed directly to you. Unless specifically requested by persons depositing shares, all ADSs will be issued on the books of our Depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflects your ownership of ADSs.

The Depositary’s office is located at 4 New York Plaza, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the Depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Colombian law governs shareholder rights. Because the Depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the Depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the Depositary and its agents are also set out in the deposit agreement. Because the Depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the Depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the Depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the Depositary may lawfully distribute such rights, the Depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the Depositary may:

o	sell such rights if practicable and distribute the net proceeds as cash; or

o	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the Depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the Depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the Depositary in connection with such issuance.

Shares deposited with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the Depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary’s direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the Depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the Depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the Depositary may deliver deposited securities at such other place as you may request.

The Depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the Depositary or the deposit of shares in connection with voting

•	at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Notwithstanding anything to the contrary in the deposit agreement, holders of ADSs who are non-residents of Colombia, who withdraw deposited securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation Colombia’s International Investment Statute as well as any taxes applicable thereby, as in effect from time to time.

Neither we nor the Depositary or the custodian shall have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any Holder relating to its obligations under Colombian tax law or Colombian Foreign Investment Law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure by any holder to comply with a requirement to register such investment prior to such withdrawal, or any failure by any holder to report foreign exchange transactions to the Colombian Central Bank, as the case may be.

Record Dates

The Depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares;

•	to give instructions for the exercise of voting rights at a meeting of holders of shares;

•	for the determination of the registered holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the Depositary asks you to provide it with voting instructions, you may instruct the Depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the Depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how you may instruct the Depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the Depositary must receive them in the manner and on or before the date specified. The Depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Depositary will only vote or attempt to vote as you instruct. The Depositary will not itself exercise any voting discretion. Furthermore, neither the Depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the Depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the deposit agreement.

Reports and Other Communications

Will I be able to view our reports?

The Depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.

Additionally, if we make any written communications generally available to holders of our shares, including the Depositary or the custodian, and we request the Depositary to provide them to ADR holders, the Depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The Depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•	a fee of US$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the custodian, or the agents of the Depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars; and

•	such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the Depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

We will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between us and the Depositary. The fees described above may be amended from time to time.

Our Depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. Neither the Depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the ADR program are not known at this time. The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the Depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the Depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the Depositary may choose to:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	not perform any of the above.

If the Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The Depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders unless a successor Depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders of ADRs unless a successor Depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the Depositary. After termination, the Depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the Depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the Depositary shall have no obligations except to account for such proceeds and other cash. The Depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the Depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the Depositary and its custodian may require you to pay, provide or deliver:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•	the production of proof satisfactory to the Depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the deposit agreement and the ADRs, as it may deem necessary or proper;

•	compliance with such regulations as the Depositary may establish consistent with the deposit agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the Depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the Depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The deposit agreement expressly limits the obligations and liability of the Depositary, ourselves and our respective agents. Neither we nor the Depositary nor any such agent will be liable if:

•	present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the Depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the Depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations without gross negligence or bad faith;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Additionally, none of us, the Depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of nonU.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the Depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The Depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the Depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

The Depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the Depositary or when requested by us.

The Depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

The Depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the Depositary. The Depositary may pre-release ADSs only if:

•	the Depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

•	each recipient of pre-released ADSs agrees in writing that he or she

o	owns the underlying shares;

o	assigns all rights in such shares to the Depositary;

o	holds such shares for the account of the Depositary;

o	will deliver such shares to the custodian as soon as practicable, and promptly if the Depositary so demands; and

o	will not act inconsistently with treating the Depositary, acting in its capacity as such on behalf of holders, as the owner of such Shares.

In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the Depositary may change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•	appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Description of the Preferred Shares

We will set forth in the applicable prospectus supplement or other offering materials a description of the preferred shares which may be offered under this prospectus.

Description of the Debt Securities

This is a summary of the material terms of the debt securities which we may offer pursuant to this prospectus and the indenture dated July 23, 2009, as amended by Amendment No. 1 to the Indenture, to be dated as of           , 2015, among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the debt securities and the indenture, and may not contain all the information that you should consider before investing in the debt securities. A copy of the indenture has been filed as an exhibit to our registration statement on Form F-4 filed with the SEC on August 31, 2009. A copy of the form of Amendment No. 1 to the Indenture has been filed as an exhibit to current report on Form 6-K filed with the SEC on June 23, 2015. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 101 Barclay Street, 4 East, New York, New York 10286.

The applicable prospectus supplement or other offering materials may also add, update or change the description of the debt securities contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities, including our debt securities.

General

The indenture does not limit the aggregate principal amount of senior notes which may be issued under the indenture and provides that Ecopetrol may issue senior notes from time to time in one or more series. The senior notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus as the “debt securities”.

The debt securities will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The debt securities will bear interest at the rate per annum set forth in the applicable prospectus supplement from the date of original issuance of such debt securities. Interest payable will be paid on the dates set forth in the applicable prospectus supplement, each such date being an “interest payment date”, to the persons in whose names the debt securities are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. The maturity date for the debt securities will be set forth in the applicable prospectus supplement. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

In the case of amounts not paid by Ecopetrol under the debt securities, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the debt securities, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the debt securities protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the debt securities.

Except as otherwise set forth in the applicable prospectus supplement, each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, bookentry notes will not be exchangeable for debt securities issued in fully registered form (“certificated notes”).

Except as otherwise set forth in the applicable prospectus supplement, in the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the debt securities will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “— Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the debt securities in whole or in part at a redemption price set forth below.

Except as otherwise set forth in the applicable prospectus supplement, we are required to make an offer to purchase all or any portion of outstanding debt securities held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the debt securities so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Bookentry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of debt securities, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the debt securities at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the debt securities not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of any note will look only to Ecopetrol for payment.

Form, Denomination and Registration

Except as otherwise set forth in the applicable prospectus supplement, the debt securities will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the debt securities represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the debt securities for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the debt securities.

The global notes representing the debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the debt securities, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the debt securities. The debt securities will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the debt securities, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limitedpurpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized bookentry changes to participants’ accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debt securities, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debt securities and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of any note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the debt securities will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the debt securities; the depositary’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the debt securities. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the debt securities will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the debt securities in accordance with the debt securities and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the debt securities, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2) give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3) at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the debt securities (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the debt securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.          Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.          Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.          Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.          Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.          Liens existing as of the date of original issuance of the debt securities;

6.          Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.          Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business

8.          Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.          Liens to secure the debt securities;

10.         (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.         Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.         Liens securing Internal Indebtedness;

13.         Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.         Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.         Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.         Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.         Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.         Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.         Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Debt securities upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all debt securities then outstanding, at a purchase price equal to 101% of the principal amount of the debt securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the debt securities validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the debt securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the debt securities. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases debt securities upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase debt securities upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of debt securities required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the debt securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the debt securities or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the debt securities or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).         any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the debt securities);

(ii).        any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).       any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (3), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).        any Tax imposed on a payment on the debt securities required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v).         any tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had any note been presented during such 15-day period);

(vi).        any Tax payable other than by withholding or deduction from payments of principal or of interest on any note; or

(vii).       any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(viii).       any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code, or

(ix).        any combination of the circumstances described in clauses (i) through (viii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the debt securities and the sale or transfer of the debt securities (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the debt securities and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

Except as otherwise set forth below and in the applicable prospectus supplement, we will not be permitted to redeem the debt securities before their stated maturity. The debt securities will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, except as set forth above under “—Repurchase of Debt securities upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity.

Withholding Tax Redemption

The debt securities may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the debt securities, if such change or amendment is announced and becomes effective on or after the issuance of the debt securities and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Prior to the giving of notice of redemption of such debt securities pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the debt securities that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the debt securities and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the debt securities, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such debt securities equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the debt securities:

1.          default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.          default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.          default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the debt securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.          any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the debt securities, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.          the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.          Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.          the entry by a court having competent jurisdiction of:

(a)          a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)          a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)          a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.          the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the debt securities at the time outstanding (other than an event of default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities may declare the principal of the debt securities, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.          Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the debt securities and the principal of and any premium on the debt securities which have become due otherwise than by the declaration of acceleration and interest on the debt securities; and

2.          all events of default with respect to the debt securities, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.          change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.          reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.          shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4. change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.          change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.          impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.          reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.          reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.          modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the debt securities will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’slength transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

(1)         any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

(2)         any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

(3)         any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c31(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGrawHill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

•	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

•	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the event of default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

Currency Indemnity

Any amount received or recovered by a holder of a debt security on or under the debt securities or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars will constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a debt security, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such debt security, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a debt security to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such debt security). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the debt securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a debt security and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any debt security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the debt securities.

Submission to Jurisdiction; Agent for Service of Process

We will submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the debt securities or the indenture. We have appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action relating to the debt securities or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

Description of Guaranteed Debt Securities

We will set forth in the applicable prospectus supplement or other offering materials a description of the guaranteed debt securities which may be offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity under New York law of the securities and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the securities.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2014 and 2013 and management’s assessment of the effectiveness of internal control over financial reporting, which is included in the Management’s Report on Internal Control over Financial Reporting, incorporated into this prospectus by reference to the 2014 Annual Report, have been so incorporated in reliance on the reports of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements as of and for the year ended December 31, 2012 has been audited by KPMG Ltda., an independent registered public accounting firm, as stated in their report appearing in the 2014 Annual Report.

The summary reports of Ryder Scott and DeGolyer and MacNaughton, independent petroleum engineering consultants, referenced in the 2014 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Ecopetrol, S.A., Carrera 13 No. 36-24, Bogota, Republic of Colombia or by calling (571) 234-4000.

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ecopetrol.com.co. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

Ecopetrol S.A.

PROSPECTUS

June 23, 2015

ECOPETROL S.A.

US$                      5.875% Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	HSBC

, 2016